                                                                    EXHIBIT 99.1

                 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

     The following supplemental consolidated financial statements give effect to the business combinations between the Company and Panhandle Pipe & Supply Co., Inc. ("PPSC"), Sunbelt Supply Co. ("Sunbelt") and Metals, Incorporated, Stainless Tubular Products, Inc. and Metals, Inc. -- Gulf Coast Division (collectively, the "Metals Group") consummated after October 31, 1996 and accounted for as poolings of interests. These supplemental financial statements will become the restated historical financial statements of the Company upon the publication of combined financial results of the combining companies covering a period subsequent to the acquisitions. The following supplemental consolidated statements of operations and of cash flows combine the historical consolidated statements of operations and of cash flows of the Company and PPSC, Sunbelt and the Metals Group for the three years ended January 26, 1996, January 27, 1995 and January 28, 1994, respectively and the nine months ended October 31, 1996 and 1995. The supplemental consolidated statements of operations and of cash flows assume the PPSC, Sunbelt, and the Metals Group acquisitions occurred at the beginning of the earliest period presented. The supplemental consolidated balance sheets combine the historical consolidated balance sheet of the Company with the historical consolidated balances sheets of PPSC, Sunbelt and the Metals Group as of January 26, 1996, January 27, 1995 and October 31, 1996.

     The supplemental consolidated earnings per share is based on the combined weighted average number of shares of Common Stock of the Company and Common Stock of the Company issued to former shareholders of PPSC, Sunbelt and the Metals Group for each period. The supplemental consolidated balance sheets reflect the issuance of 155,556, 483,882 and 537,601 shares of Common Stock of the Company in exchange for all outstanding shares of PPSC, Sunbelt and the Metals Group.

            INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                 OF THE COMPANY

                                                              PAGE
                                                              ----
Report of Price Waterhouse LLP, Independent Certified Public
  Accountants...............................................     2
Report of Coopers & Lybrand L.L.P., Independent
  Accountants...............................................     3
Supplemental Consolidated Balance Sheets as of January 26,
  1996 and January 27, 1995.................................     4
Supplemental Consolidated Statements of Income for the
  fiscal years ended January 26, 1996, January 27, 1995 and
  January 28, 1994..........................................     5
Supplemental Consolidated Statements of Shareholders' Equity
  for the fiscal years ended January 26, 1996, January 27,
  1995 and January 28, 1994.................................     6
Supplemental Consolidated Statements of Cash Flows for the
  fiscal years ended January 26, 1996, January 27, 1995 and
  January 28, 1994..........................................     7
Notes to Supplemental Consolidated Financial Statements.....     8
Supplemental Consolidated Balance Sheets as of October 31,
  1996 (unaudited) and January 26, 1996.....................    21
Supplemental Consolidated Statements of Income for the nine
  months ended October 31, 1996 and October 31, 1995
  (unaudited)...............................................    22
Supplemental Consolidated Statements of Cash Flows for the
  nine months ended October 31, 1996 and October 31, 1995
  (unaudited)...............................................    23
Notes to Supplemental Consolidated Financial Statements
  (unaudited)...............................................    24

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Hughes Supply, Inc.

     In our opinion, the accompanying supplemental consolidated balance sheets and the related supplemental consolidated statements of income, shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Hughes Supply, Inc. and its subsidiaries at January 26, 1996 and January 27, 1995, and the results of their operations and their cash flows for the years ended January 26, 1996 and January 27, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. The consolidated financial statements of Hughes Supply, Inc. and its subsidiaries for the year ended January 28, 1994, prior to restatement, were audited by other independent accountants whose report dated March 17, 1994 expressed an unqualified opinion on those financial statements.

     As described in Note 2, on December 11, 1996, December 30, 1996 and January 24, 1997, the Company merged with Panhandle Pipe and Supply Co., Inc., Sunbelt Supply Co., and Metals, Incorporated, Stainless Tubular Products, Inc. and Metals, Inc. -- Gulf Coast Division, respectively, in transactions accounted for as poolings of interests. The accompanying supplemental consolidated financial statements give retroactive effect to the mergers.

     The supplemental financial statements for 1994 have been restated to reflect the poolings of interests described in Note 2. We have audited the restatement adjustments described in Note 2 that were applied to restate the 1994 supplemental financial statements. In our opinion, such adjustments are appropriate and have been properly applied to the 1994 supplemental financial statements.

/s/  PRICE WATERHOUSE LLP

Orlando, Florida
March 14, 1996, except as to the pooling of interests with Electric Laboratories and Sales Corporation and ELASCO Agency Sales,
Inc., which is as of April 26, 1996,
Panhandle Pipe and Supply Co., Inc.,
which is as of December 11, 1996,
Sunbelt Supply Co., which is as of
December 30, 1996 and Metals, Incorporated,
Stainless Tubular Products, Inc. and
Metals, Inc. -- Gulf Coast Division,
which is as of January 24, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Shareholders and Board of Directors
Hughes Supply, Inc.

     We have audited the consolidated statements of income, shareholders' equity, and cash flows of Hughes Supply, Inc. and subsidiaries for the fiscal year ended January 28, 1994 (not presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Hughes Supply, Inc. and subsidiaries for the fiscal year ended January 28, 1994 (prior to the retroactive restatement to account for the poolings of interests), in conformity with generally accepted accounting principles.

/s/  COOPERS & LYBRAND

Orlando, Florida
March 17, 1994

                              HUGHES SUPPLY, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              JANUARY 26,   JANUARY 27,
                                                                 1996          1995
                                                              -----------   -----------
                                        ASSETS
Current Assets:
  Cash and cash equivalents.................................   $  3,644      $  3,774
  Accounts receivable, less allowance for losses of $4,868
     and $5,224.............................................    155,702       140,898
  Inventories...............................................    167,138       149,461
  Deferred income taxes.....................................     10,501         8,999
  Other current assets......................................     16,737        13,010
                                                               --------      --------
          Total current assets..............................    353,722       316,142
Property and Equipment, Net.................................     62,751        59,147
Deferred Income Taxes.......................................      2,436         2,095
Other Assets................................................     21,886        13,769
                                                               --------      --------
                                                               $440,795      $391,153
                                                               ========      ========
                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.........................   $  3,238      $  3,414
  Accounts payable..........................................    102,262        91,447
  Accrued compensation and benefits.........................     13,551        10,305
  Other current liabilities.................................     17,525        14,024
                                                               --------      --------
          Total current liabilities.........................    136,576       119,190
Long-Term Debt..............................................    131,682       121,728
Other Noncurrent Liabilities................................      1,771         1,546
                                                               --------      --------
          Total liabilities.................................    270,029       242,464
                                                               --------      --------
Commitments and Contingencies (Note 7)
Shareholders' Equity:
  Preferred stock, no par value; 10,000,000 shares
     authorized; none issued; preferences, limitations and
     relative rights to be established by the Board of
     Directors..............................................         --            --
  Common stock, par value $1 per share; 20,000,000 shares
     authorized; 8,465,662 and 8,280,957 shares issued......      8,466         8,281
  Capital in excess of par value............................     40,048        36,952
  Retained earnings.........................................    122,252       105,144
                                                               --------      --------
                                                                170,766       150,377
  Less treasury stock, no shares and 108,988 shares, at
     cost...................................................         --        (1,688)
                                                               --------      --------
          Total shareholders' equity........................    170,766       148,689
                                                               --------      --------
                                                               $440,795      $391,153
                                                               ========      ========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                              HUGHES SUPPLY, INC.

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        FISCAL YEARS ENDED
                                                              ---------------------------------------
                                                              JANUARY 26,   JANUARY 27,   JANUARY 28,
                                                                 1996          1995          1994
                                                              -----------   -----------   -----------
Net Sales...................................................  $1,242,446     $994,811      $827,251
Cost of Sales...............................................     989,214      797,123       664,696
                                                              ----------     --------      --------
Gross Profit................................................     253,232      197,688       162,555
                                                              ----------     --------      --------
Operating Expenses:
  Selling, general and administrative.......................     200,767      159,548       135,162
  Depreciation and amortization.............................      11,272        9,654         8,358
  Provision for doubtful accounts...........................       1,907        1,415         2,229
                                                              ----------     --------      --------
          Total operating expenses..........................     213,946      170,617       145,749
                                                              ----------     --------      --------
Operating Income............................................      39,286       27,071        16,806
                                                              ----------     --------      --------
Non-Operating Income and (Expenses):
  Interest and other income.................................       4,961        3,203         3,679
  Interest expense..........................................      (9,380)      (6,414)       (6,048)
                                                              ----------     --------      --------
                                                                  (4,419)      (3,211)       (2,369)
                                                              ----------     --------      --------
Income Before Income Taxes..................................      34,867       23,860        14,437
Income Taxes................................................      11,661        7,979         4,710
                                                              ----------     --------      --------
Net Income..................................................  $   23,206     $ 15,881      $  9,727
                                                              ==========     ========      ========
Earnings Per Share:
  Primary...................................................  $     2.72     $   2.00      $   1.43
                                                              ==========     ========      ========
  Fully diluted.............................................  $     2.70     $   1.98      $   1.34
                                                              ==========     ========      ========
Average Shares Outstanding:
  Primary...................................................       8,523        7,926         6,810
                                                              ==========     ========      ========
  Fully diluted.............................................       8,602        8,110         7,980
                                                              ==========     ========      ========
Unaudited Pro Forma Net Income(Note 2)......................  $   20,749     $ 14,426      $  8,647
                                                              ==========     ========      ========
Unaudited Pro Forma Earnings Per Share:
  Primary...................................................  $     2.43     $   1.82      $   1.27
                                                              ==========     ========      ========
  Fully diluted.............................................  $     2.41     $   1.80      $   1.21
                                                              ==========     ========      ========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                              HUGHES SUPPLY, INC.

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      COMMON STOCK      CAPITAL IN                TREASURY STOCK        UNEARNED
                                   ------------------   EXCESS OF    RETAINED   -------------------       ESOP
                                    SHARES     AMOUNT   PAR VALUE    EARNINGS    SHARES     AMOUNT    COMPENSATION
                                   ---------   ------   ----------   --------   --------   --------   ------------
Balance, January 29, 1993, as
 previously reported.............  5,892,306   $5,892     $22,134    $ 76,012    901,055   $(13,958)     $   --
  Adjustment for poolings of
    interests....................  1,667,200    1,667        (920)      8,790         --         --        (520)
                                   ---------   ------     -------    --------   --------   --------      ------
Balance, January 29, 1993, as
 restated........................  7,559,506    7,559      21,214      84,802    901,055    (13,958)       (520)
  Net income.....................         --       --          --       9,727         --         --
  Cash dividends --
    $.16 per share...............         --       --          --        (724)        --         --
    Pooled companies.............         --       --          --      (2,853)        --         --
  Issuance of treasury shares for
    EDI merger...................   (374,998)    (375)     (5,434)         --   (374,998)     5,809
  Other acquisition..............         --       --      (1,557)      2,158   (101,368)     1,570
  Shares issued under stock
    option plans.................         --       --          98         (18)    (6,123)        95
  Purchase and retirement of
    common shares................     (2,581)      (2)         (9)        (38)        --         --
  Reduction of guaranteed ESOP
    debt.........................                                                                           520
                                   ---------    ------    -------    --------   --------   --------      ------
Balance, January 28, 1994........  7,181,927    7,182      14,312      93,054    418,566     (6,484)         --
  Net income.....................         --       --          --      15,881         --         --
  Cash dividends --
    $.22 per share...............         --       --          --      (1,290)        --         --
    Pooled companies.............         --       --          --      (1,957)        --         --
  Treasury shares contributed to
    employee benefit plan........         --       --         243          --    (16,597)       257
  Conversion of subordinated
    convertible debentures into
    common stock.................  1,081,146    1,081      21,670          --         --         --
  Stock dividend by pooled
    company......................     26,101       26         207        (233)        --         --
  Shares issued under stock
    option plans.................         --       --         121        (141)   (44,341)       687
  Purchase and retirement of
    common shares................     (8,217)      (8)        (35)       (170)        --         --
  Other acquisitions.............         --       --         434          --   (248,640)     3,852
                                   ---------    ------    -------    --------   --------   --------      ------
Balance, January 27, 1995........  8,280,957    8,281      36,952     105,144    108,988     (1,688)         --
  Net income.....................         --       --          --      23,206         --         --
  Cash dividends --
    $.30 per share...............         --       --          --      (1,971)        --         --
    Pooled companies.............         --       --          --      (3,330)        --         --
  Stock dividend by pooled
    company......................     28,710       29         260        (289)        --         --
  Shares issued under stock
    option
    plans........................      6,657        7         270        (154)   (86,984)     1,347
  Purchase and retirement of
    common shares................    (19,642)     (20)       (146)       (354)        --         --
  Other acquisitions.............    168,980      169       2,712          --    (22,004)       341
                                   ---------    ------    -------    --------   --------   --------      ------
Balance, January 26, 1996........  8,465,662   $8,466     $40,048    $122,252         --   $     --      $   --
                                   =========    ======    =======    ========   ========   ========      ======

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                              HUGHES SUPPLY, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                       FISCAL YEARS ENDED
                                                             ---------------------------------------
                                                             JANUARY 26,   JANUARY 27,   JANUARY 28,
                                                                1996          1995          1994
                                                             -----------   -----------   -----------
Increase (Decrease) in Cash and Cash Equivalents:
  Cash flows from operating activities:
     Cash received from customers..........................  $ 1,231,106    $ 979,122     $ 811,069
     Cash paid to suppliers and employees..................   (1,192,412)    (962,508)     (802,000)
     Interest received.....................................        3,540        2,397         2,078
     Interest paid.........................................       (9,156)      (5,961)       (6,117)
     Income taxes paid.....................................      (15,729)      (9,383)       (6,014)
                                                             -----------    ---------     ---------
       Net cash provided by (used in) operating
          activities.......................................       17,349        3,667          (984)
                                                             -----------    ---------     ---------
  Cash flows from investing activities:
     Capital expenditures..................................      (13,140)     (13,117)       (9,222)
     Proceeds from sale of property and equipment..........        1,285          812           731
     Business acquisitions, net of cash....................      (10,009)     (11,099)       (3,934)
                                                             -----------    ---------     ---------
       Net cash used in investing activities...............      (21,864)     (23,404)      (12,425)
                                                             -----------    ---------     ---------
  Cash flows from financing activities:
     Net borrowings under short-term debt arrangements.....       15,418       26,789        17,849
     Proceeds from issuance of long-term debt..............           --           --           580
     Principal payments on:
       Long-term notes.....................................       (6,033)      (1,266)       (2,918)
       Capital lease obligations...........................         (844)        (725)         (660)
     Proceeds from issuance of common shares under stock
       option plans........................................        1,470          667           175
     Purchase of common shares.............................         (520)        (213)          (49)
     Dividends paid........................................       (5,106)      (3,111)       (3,421)
                                                             -----------    ---------     ---------
       Net cash provided by financing activities...........        4,385       22,141        11,556
                                                             -----------    ---------     ---------
Net Increase (Decrease) in Cash and Cash Equivalents.......         (130)       2,404        (1,853)
Cash and Cash Equivalents, beginning of year...............        3,774        1,370         3,223
                                                             -----------    ---------     ---------
Cash and Cash Equivalents, end of year.....................  $     3,644    $   3,774     $   1,370
                                                             ===========    =========     =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                              HUGHES SUPPLY, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1 -- DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SUPPLEMENTAL FINANCIAL STATEMENTS

     As described in Note 2, on December 11, 1996, December 30, 1996 and January 24, 1997, the Company merged with PPSC, Sunbelt and the Metals Group, respectively, in transactions accounted for as poolings of interests. The accompanying supplemental consolidated financial statements give retroactive effect to the mergers.

INDUSTRY

     Hughes Supply, Inc. and its subsidiaries (the "Company") are engaged in the wholesale distribution of a broad range of materials, equipment and supplies primarily to the construction industry. Major product lines distributed by the Company include electrical, plumbing and electric utility equipment, building materials, pool equipment and supplies, water and sewer products, heating and air conditioning equipment and supplies, water systems and industrial pipe, valves and fittings. The Company's principal customers are electrical, plumbing and mechanical contractors, electric utility companies, municipal and industrial accounts.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated. Prior period financial statements have been restated to include the accounts of companies acquired and accounted for as poolings of interests. Results of operations of companies purchased and immaterial poolings are included from dates of acquisition. The Company's minority investment in affiliate is accounted for by the equity method.

FISCAL YEAR

     The Company's fiscal year ends on the last Friday in January. Fiscal years 1996, 1995 and 1994 each contained 52 weeks.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

     Inventories are carried at the lower of cost or market. The cost of substantially all inventories is determined by the average cost method.

PROPERTY AND EQUIPMENT

     Buildings and equipment are depreciated using both straight-line and declining-balance methods based on the following estimated useful lives:

Buildings and improvements..................................   5-40 years
Transportation equipment....................................    2-7 years
Furniture, fixtures and equipment...........................   3-10 years
Property under capital leases...............................  20-40 years

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     Maintenance and repairs are charged to expense as incurred and major renewals and betterments are capitalized. Gains or losses are credited or charged to earnings upon disposition.

OTHER ASSETS

     The excess of cost over the fair value of net assets of purchased companies ($16,637 and $8,806 at January 26, 1996 and January 27, 1995, respectively, net of accumulated amortization) is being amortized by the straight-line method over 15 to 25 years.

IMPAIRMENT OF LONG-LIVED ASSETS

     In the event that facts and circumstances indicate that the excess of cost over the fair value of net assets of purchased companies or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

REVENUE RECOGNITION

     The Company recognizes revenue from product sales when goods are received by customers.

INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

EARNINGS PER COMMON SHARE

     Primary earnings per share are based on the weighted average number of shares outstanding during each year plus the common stock equivalents issuable upon the exercise of stock options. Fully diluted earnings per share assumes the conversion of 7% convertible subordinated debentures (after elimination of related interest expense, net of income tax effect) and exercise of stock options.

DEFERRED EMPLOYEE BENEFITS

     The present value of amounts estimated to be payable under unfunded supplemental retirement agreements with certain officers is being accrued over the remaining years of active employment of the officers and is included in other noncurrent liabilities.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 2 -- BUSINESS COMBINATIONS

     On August 1, 1995, the Company acquired all the common stock of Moore Electric Supply, Inc. ("Moore Electric") in exchange for 315,815 shares of the Company's common stock. Moore Electric is a wholesale distributor of electrical products with five outlets in North Carolina and South Carolina.

     On December 18, 1995, the Company acquired all the common stock of Florida Pipe & Supply Company ("FPS") in exchange for 178,053 shares of the Company's common stock. FPS is a wholesale distributor of industrial pipe, valves and fittings with one outlet in Florida.

     On April 26, 1996, the Company acquired all the common stock of Electric Laboratories and Sales Corporation and ELASCO Agency Sales, Inc. (collectively, "ELASCO") in exchange for 490,161 shares of the Company's common stock. ELASCO is a wholesale distributor of electric utility supplies and equipment with three outlets in Illinois and Ohio. ELASCO was a Subchapter S corporation for federal income tax purposes and, accordingly, did not pay U.S. federal income taxes. ELASCO will be included in the Company's U.S. federal income tax return effective April 26, 1996.

     On December 11, 1996, the Company acquired all the common stock of Panhandle Pipe and Supply Co., Inc. ("PPSC") in exchange for 155,556 shares of the Company's common stock. PPSC is a wholesale distributor of water and sewer supplies and equipment with one outlet in West Virginia.

     On December 30, 1996, the Company acquired all the common stock of Sunbelt Supply Co. ("Sunbelt") in exchange for 483,882 shares of the Company's common stock. Sunbelt is a wholesale distributor of industrial valves, flanges and fittings with nine outlets in Texas, Louisiana, Virginia and Florida.

     On January 24, 1997, the Company acquired all the common stock of Metals, Incorporated, Stainless Tubular Products, Inc. and Metals, Inc. -- Gulf Coast Division (collectively, the "Metals Group") in exchange for 537,601 shares of the Company's common stock. The Metals Group is a wholesale distributor of stainless steel, high temperature and corrosion resistant pipe, bar and flat products with three outlets in Oklahoma, Alabama and Missouri. Metals, Incorporated and Stainless Tubular Products, Inc. were Subchapter S corporations for federal income tax purposes and accordingly, did not pay U.S. federal income taxes. They will be included in the Company's U.S. federal income tax return effective January 24, 1997.

     The above transactions have been accounted for as poolings of interests and, accordingly, the consolidated financial statements for the periods presented have been restated to include the accounts of Moore Electric, FPS, ELASCO, PPSC, Sunbelt and the Metals Group. Moore Electric's, FPS's, ELASCO's, PPSC's, Sunbelt's and the Metals Group's fiscal year ends have been changed to the last Friday in January to conform to the Company's fiscal year end.

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     Net sales and net income for the periods preceding the ELASCO, PPSC, Sunbelt and the Metals Group mergers were as follows:

                                                                               UNAUDITED
                                                           NET         NET     PRO FORMA
                                                          SALES      INCOME    NET INCOME
                                                        ----------   -------   ----------
Nine months ended October 31, 1996:
  Hughes, as previously reported......................  $1,050,187   $22,011    $21,874
  PPSC................................................       7,528       212        212
  Sunbelt.............................................      52,705     1,179      1,179
  The Metals Group....................................      40,250     1,734      1,067
                                                        ----------   -------    -------
  Combined............................................  $1,150,670   $25,136    $24,332
                                                        ==========   =======    =======
Fiscal year ended January 26, 1996:
  Hughes, as previously reported......................  $1,082,179   $16,050    $16,050
  ELASCO..............................................      44,616     2,181      1,287
  PPSC................................................       7,740       112        112
  Sunbelt.............................................      56,959       921        921
  The Metals Group....................................      50,952     3,942      2,379
                                                        ----------   -------    -------
  Combined............................................  $1,242,446   $23,206    $20,749
                                                        ==========   =======    =======
Fiscal year ended January 27, 1995:
  Hughes, as previously reported......................  $  875,459   $11,485    $11,485
  ELASCO..............................................      35,903     2,139      1,293
  PPSC................................................       8,489       312        312
  Sunbelt.............................................      39,079       430        430
  The Metals Group....................................      35,881     1,515        906
                                                        ----------   -------    -------
  Combined............................................  $  994,811   $15,881    $14,426
                                                        ==========   =======    =======
Fiscal year ended January 28, 1994:
  Hughes, as previously reported......................  $  734,958   $ 6,524    $ 6,524
  ELASCO..............................................      26,063     1,683      1,005
  PPSC................................................       6,891       124        124
  Sunbelt.............................................      32,264       412        412
  The Metals Group....................................      27,075       984        582
                                                        ----------   -------    -------
  Combined............................................  $  827,251   $ 9,727    $ 8,647
                                                        ==========   =======    =======

     Unaudited pro forma net income reflects adjustments to net income to record an estimated provision for income taxes for each period presented assuming ELASCO, Metals, Incorporated and Stainless Tubular Products, Inc. were tax paying entities.

     During fiscal years 1996, 1995 and 1994, the Company acquired several wholesale distributors of materials to the construction industry that were accounted for as purchases. These acquisitions, individually or in the aggregate, did not have a material effect on the consolidated financial statements. Results of operations of these companies from their respective dates of acquisition have been included in the consolidated financial statements.

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 3 -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                1996       1995
                                                              --------   --------
Land........................................................  $ 14,475   $ 13,509
Buildings and improvements..................................    53,161     49,307
Transportation equipment....................................    20,444     20,106
Furniture, fixtures and equipment...........................    24,982     21,812
Property under capital leases...............................    10,551     10,794
                                                              --------   --------
                                                               123,613    115,528
Less accumulated depreciation and amortization..............   (60,862)   (56,381)
                                                              --------   --------
                                                              $ 62,751   $ 59,147
                                                              ========   ========

NOTE 4 -- LONG-TERM DEBT

Long-term debt consists of the following:

                                                                1996       1995
                                                              --------   --------
Unsecured revolving bank notes under $160,000 credit
  agreement, payable June 30, 1998, fluctuating interest
  (6.3% to 6.4% at January 26, 1996)........................  $ 87,567   $ 74,918
Short-term instruments classified as long-term debt.........    35,200     34,803
Other notes payable.........................................     9,139     11,563
Capital lease obligations...................................     3,014      3,858
                                                              --------   --------
                                                               134,920    125,142
Less current portion........................................    (3,238)    (3,414)
                                                              --------   --------
                                                              $131,682   $121,728
                                                              ========   ========

     On July 31, 1995, the Company's revolving credit and line of credit agreement with a group of banks was amended. The agreement, as amended, now permits the Company to borrow up to $160,000 (subject to borrowing limitations under the agreement) -- $125,000 long-term, expiring June 30, 1998, and $35,000 line of credit convertible to a term note due two years from conversion date. The $35,000 line of credit backs commercial paper. Under the credit facility, interest is payable at market rates plus applicable margins. Commitment fees of
 .25% and .125% are paid on the unused portions of the revolving and line of credit facilities, respectively.

     Loan covenants require the Company to maintain consolidated working capital of not less than $75,000 and a maximum ratio of funded debt to total capital, as defined, of .55 to 1.0. The covenants also restrict the Company's activities regarding investments, liens, borrowing and leasing, and payment of dividends other than stock. Under the dividend covenant, approximately $13,480 is available at January 26, 1996 for payment of dividends.

     The Company has a bank line of credit for short-term borrowing aggregating $6,000 (subject to borrowing limitations under the long-term debt covenants) under which $200 was outstanding at January 26, 1996. There were no amounts outstanding at January 27, 1995. The line provides for interest at market rates. The interest rate on short-term borrowing as of January 26, 1996 was 5.9%. In addition, the Company has a commercial paper program backed by its revolving credit facility. The weighted average interest rate on outstanding commercial paper borrowings of $35,000 and $34,803 as of January 26, 1996 and January 27, 1995 was 5.9% and 6.0%, respectively.

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The Company's credit facility enables the Company to refinance short-term borrowings on a long-term basis to the extent that the credit facility is unused. Accordingly, $35,200 and $34,803 of short-term borrowings at January 26, 1996 and January 27, 1995, respectively, have been classified as long-term debt.

     The carrying value of notes payable is a reasonable estimate of fair value since interest rates are based on prevailing market rates.

     Maturities of long-term debt, excluding capital lease obligations, for each of the five years subsequent to January 26, 1996 and in the aggregate are as follows:

                    FISCAL YEARS ENDING
                    -------------------
     1997...................................................  $  2,381
     1998...................................................     5,737
     1999...................................................   123,067
     2000...................................................       166
     2001...................................................       555
     Later years............................................        --
                                                              --------
                                                              $131,906
                                                              ========

NOTE 5 -- INCOME TAXES

     The components of deferred tax assets and liabilities are as follows:

                                                               1996      1995
                                                              -------   -------
Deferred tax assets:
  Allowance for doubtful accounts...........................  $ 1,829   $ 1,874
  Inventories...............................................    1,821     2,900
  Capital leases............................................      503       590
  Property and equipment....................................    1,171       765
  Accrued vacation..........................................      914       670
  Deferred compensation.....................................      681       597
  Environmental clean-up costs..............................      268       216
  Operating leases..........................................      276        --
  Other accrued liabilities.................................    5,106     3,222
  Other.....................................................      389       310
                                                              -------   -------
          Total deferred tax assets.........................   12,958    11,144
                                                              -------   -------
Deferred tax liabilities:
  Operating leases..........................................       --        42
  Intangible assets.........................................       21         8
                                                              -------   -------
     Total deferred tax liabilities.........................       21        50
                                                              -------   -------
Net deferred tax asset......................................  $12,937   $11,094
                                                              =======   =======

     No valuation allowance has been provided for these deferred tax assets at January 26, 1996 and January 27, 1995 as full realization of these assets is expected.

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The consolidated provision for income taxes consists of the following:

                                                              FISCAL YEARS ENDED
                                                         ----------------------------
                                                          1996       1995       1994
                                                         -------    -------    ------
Currently payable:
  Federal..............................................  $11,676    $10,161    $4,739
  State................................................    1,796      1,667       672
                                                         -------    -------    ------
                                                          13,472     11,828     5,411
                                                         -------    -------    ------
Deferred:
  Federal..............................................   (1,555)    (3,650)     (906)
  State................................................     (256)      (199)      205
                                                         -------    -------    ------
                                                          (1,811)    (3,849)     (701)
                                                         -------    -------    ------
                                                         $11,661    $ 7,979    $4,710
                                                         =======    =======    ======

     The following is a reconciliation of tax computed at the statutory Federal rate to the income tax expense in the consolidated statements of income:

                                                 FISCAL YEARS ENDED
                               ------------------------------------------------------
                                     1996               1995               1994
                               ----------------    ---------------    ---------------
                               AMOUNT       %      AMOUNT      %      AMOUNT      %
                               -------    -----    ------    -----    ------    -----
Tax computed at statutory
  Federal rate...............  $12,204     35.0%   $8,350     35.0%   $5,053     35.0%
Effect of:
  State income tax, net of
     Federal income tax
     benefit.................      991      2.8       955      4.0       569      3.9
  ELASCO earnings............     (772)    (2.2)     (756)    (3.2)     (595)    (4.1)
  Metals Group earnings......   (1,395)    (4.0)     (530)    (2.2)     (344)    (2.4)
  Nondeductible purchase
     adjustments.............       43      0.1        38      0.2        24      0.2
  Nondeductible expenses.....      396      1.1       330      1.4       117      0.8
  Other, net.................      194      0.6      (408)    (1.7)     (114)    (0.8)
                               -------    -----    ------    -----    ------    -----
Income tax expense...........  $11,661     33.4%   $7,979     33.5%   $4,710     32.6%
                               =======    =====    ======    =====    ======    =====

     Prior to their merger with the Company, ELASCO, Metals, Incorporated and Stainless Tubular Products, Inc. were Subchapter S corporations and, therefore, not subject to corporate income tax. ELASCO's Subchapter S corporation status terminated upon the merger with the Company on April 26, 1996, and Metals, Incorporated and Stainless Tubular Products, Inc.'s Subchapter S corporation status terminated upon the merger with the Company on January 24, 1997.

NOTE 6 -- EMPLOYEE BENEFIT PLANS

PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLANS

     The Company has a 401(k) profit sharing plan which provides benefits for substantially all employees of the Company who meet minimum age and length of service requirements. Under the plan, employee contributions of not less than 2% to not more than 3% of each eligible employee's compensation are matched (in cash or stock) 50% by the Company. Additional annual contributions may be made at the discretion of the Board of Directors.

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The Company has an employee stock ownership plan (ESOP) covering substantially all employees of the Company who meet minimum age and length of service requirements. The plan is designed to enable eligible employees to acquire a proprietary interest in the Company. Company contributions (whether in cash or stock) are determined annually by the Board of Directors in an amount not to exceed the maximum allowable as an income tax deduction. At January 26, 1996 and January 27, 1995, the plan owned approximately 184,000 and 172,000 shares, respectively, of the Company's common stock, all of which were allocated to participants.

     Amounts charged to expense for these and other similar plans during the fiscal years ended in 1996, 1995 and 1994 were $2,322, $1,315 and $1,784, respectively.

BONUS PLANS

     The Company has bonus plans, based on profitability formulas, which provide incentive compensation for key employees. Amounts charged to expense for bonuses to executive officers were $1,354, $935 and $533 for the fiscal years ended in 1996, 1995 and 1994, respectively.

STOCK OPTION PLANS

     The Company's stock option plans authorize the granting of both incentive and non-incentive stock options for an aggregate of 1,635,000 shares of common stock to key executive, management, and sales employees, and, with respect to 135,000 shares, to directors. Under the plans, options are granted at prices not less than market value on the date of grant, and the maximum term of an option may not exceed ten years. Prices for incentive stock options granted to employees who own 10% or more of the Company's stock are at least 110% of market value at date of grant. Options may be granted from time to time to May 1998, or May 2003 with regard to directors. An option becomes exercisable at such times and in such installments as set by the Board of Directors.

     The employee plan also permits the granting of stock appreciation rights
(SARs) to holders of options. Such rights permit the optionee to surrender an exercisable option, in whole or in part, on any date that the fair market value of the Company's common stock exceeds the option price for the stock and receive payment in common stock, or, if the Board of Directors approves, in cash or any combination of cash and common stock. Such payment would be equal to the excess of the fair market value of the shares under the surrendered option over the option price for such shares. The change in value of SARs would be reflected in income based upon the market value of the stock. No SARs have been granted or issued through January 26, 1996.

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     A summary of option transactions during each of the three fiscal years in the period ended January 26, 1996 is shown below:

                                                              NUMBER OF   OPTION PRICE
                                                               SHARES         RANGE
                                                              ---------   -------------
Under option, January 29, 1993
  (253,442 shares exercisable)..............................   406,442    $12.00-$17.63
  Granted...................................................    12,000           $16.25
  Exercised.................................................    (6,023)   $12.25-$12.87
  Cancelled.................................................   (12,835)   $12.00-$12.63
                                                               -------
Under option, January 28, 1994
  (297,584 shares exercisable)..............................   399,584    $12.25-$17.63
  Granted...................................................   115,000    $18.13-$25.37
  Exercised.................................................   (44,241)   $12.25-$12.63
                                                               -------
Under option, January 27, 1995
  (339,343 shares exercisable)..............................   470,343    $12.25-$25.37
  Granted...................................................    15,000           $19.25
  Exercised.................................................   (93,541)   $12.25-$20.25
  Cancelled.................................................    (1,861)   $12.25-$12.63
                                                               -------
Under option, January 26, 1996
  (329,941 shares exercisable)..............................   389,941    $12.25-$25.37
                                                               =======

     There were 627,519 and 640,658 shares available for the granting of options at January 26, 1996 and January 27, 1995, respectively.

STOCK-BASED COMPENSATION

     The Company accounts for compensation cost related to employee stock options and other forms of employee stock-based compensation plans in accordance with the requirements of Accounting Principles Board Opinion 25 ("APB 25"). APB 25 requires compensation cost for stock-based compensation plans to be recognized based on the difference, if any, between the fair market value of the stock on the date of grant and the option exercise price. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123 established a fair value-based method of accounting for compensation cost related to stock options and other forms of stock-based compensation plans. However, SFAS 123 allows an entity to continue to measure compensation costs using the principles of APB 25 if certain pro forma disclosures are made. SFAS 123 is effective for fiscal years beginning after December 15, 1995. The Company intends to adopt the provisions for pro forma disclosure requirements of SFAS 123 in fiscal 1997.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company has entered into agreements with certain key executive officers providing for supplemental payments, generally for periods up to 15 years, upon retirement, disability or death. The obligations are not funded apart from the Company's general assets. Amounts charged to expense under the agreements were $238, $390 and $166 in fiscal years ended 1996, 1995 and 1994, respectively.

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 7 -- COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     A portion of the Company's operations are conducted from locations leased under capital leases from a corporation which is owned by three of the directors of Hughes Supply, Inc. The leases generally provide that all expenses related to the properties are to be paid by the lessee. The leases also generally provide for rental increases at specified intervals. The leases all expire within ten years; however, it is expected that they will be renewed. Rents under these agreements amounted to $1,149 in fiscal year ended 1996 and $1,165 for fiscal years ended 1995 and 1994. Property under capital leases is included in the consolidated balance sheets as follows:

                                                               1996      1995
                                                              -------   -------
Property under capital leases (consisting of land and
  buildings)................................................  $10,551   $10,794
Accumulated amortization....................................   (8,840)   (8,458)
                                                              -------   -------
                                                              $ 1,711   $ 2,336
                                                              =======   =======

     In addition, rents under operating leases paid to this related corporation were $358, $400 and $396 in 1996, 1995 and 1994, respectively.

     Future minimum payments, by year and in the aggregate, under the aforementioned leases and other noncancellable operating leases with initial or remaining terms in excess of one year as of January 26, 1996, are as follows:

                                                              CAPITAL   OPERATING
                                                              LEASES     LEASES
                                                              -------   ---------
FISCAL YEARS ENDING
       1997.................................................  $1,141     $ 9,992
       1998.................................................   1,141       8,971
       1999.................................................     558       7,134
       2000.................................................     360       5,155
       2001.................................................     325       3,340
       Later years..........................................     258       5,372
                                                              ------     -------
Total minimum lease payments................................   3,783     $39,964
                                                                         =======
Less amount representing interest...........................    (769)
                                                              ------
Present value of net minimum lease payments.................   3,014
Less current portion........................................    (857)
                                                              ------
                                                              $2,157
                                                              ======

     Lease-related expenses are as follows:

                                                                 FISCAL YEARS ENDED
                                                              -------------------------
                                                               1996      1995     1994
                                                              -------   ------   ------
Capital lease amortization..................................  $   584   $  594   $  594
Capital lease interest expense..............................      364      440      505
Operating lease rentals (excluding month-to-month rents)....   12,816    7,904    6,768

GUARANTEES OF AFFILIATE DEBT

     A wholly-owned subsidiary of the Company owns a 20% interest in Accord Industries Company ("Accord"), a joint venture formed from the Company's sale of its manufacturing operations in 1990. As

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

partial consideration for the sale, the Company received $2,750 in notes receivable, part of which is convertible into an additional partnership interest in Accord of up to 29%.

     In connection with the investment in Accord, the Company guaranteed $500 of Accord's indebtedness to a bank and the Company's subsidiary as a joint venturer is contingently liable for the remaining bank debt of approximately $1,100 as of January 26, 1996.

LEGAL MATTERS

     The Company is involved in various legal proceedings incident to the conduct of its business. In the opinion of management, none of the proceedings are material in relation to the Company's consolidated operations or financial position.

NOTE 8 -- CAPITAL STOCK

COMMON STOCK

     On May 24, 1994, the shareholders approved an amendment to the articles of incorporation of the Company increasing the number of authorized shares of common stock to 20,000,000 shares, $1.00 par value per share.

     On March 8, 1994, the Company issued a call for redemption of its outstanding 7% convertible subordinated debentures to take place on April 7, 1994. Of the $22,960 debentures outstanding at January 28, 1994, $22,889, or 99.7%, were converted into the Company's common stock at $21.17 per share or
47.2 common shares for each $1 face amount of debentures. This conversion resulted in the issuance of 1,081,146 common shares.

PREFERRED STOCK

     The Company's Board of Directors established Series A Junior Participating Preferred Stock (Series A Stock) consisting of 300,000 shares. Each share of Series A Stock will be entitled to one vote on all matters submitted to a vote of shareholders. Series A Stock is not redeemable or convertible into any other security. Each share of Series A Stock shall have a minimum cumulative preferential quarterly dividend rate equal to the greater of $1.25 per share or 100 times the aggregate per share amount of the dividend declared on common stock. In the event of liquidation, shares of Series A Stock will be entitled to the greater of $100 per share plus any accrued and unpaid dividend or 100 times the payment to be made per share of common stock. No shares of Series A Stock are presently outstanding, and no shares are expected to be issued except in connection with the shareholder rights plan referred to below.

     The Company has a shareholder rights plan. Under the plan, the Company distributed to shareholders a dividend of one right per share of the Company's common stock. When exercisable, each right will permit the holder to purchase from the Company a unit consisting of one one-hundredth of a share of Series A Stock at a purchase price of $65 per unit. The rights generally become exercisable if a person or group acquires 20% or more of the Company's common stock or commences a tender offer that could result in such person or group owning 30% or more of the Company's common stock. If certain subsequent events occur after the rights first become exercisable, the rights may become exercisable for the purchase of shares of common stock of the Company, or of an acquiring company, having a value equal to two times the exercise price of the right. The rights may be redeemed by the Company at $.01 per right at any time prior to ten days after 20% or more of the Company's stock is acquired by a person or group. The rights expire on June 2, 1998 unless sooner terminated in accordance with the rights plan.

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 9 -- CONCENTRATION OF CREDIT RISK

     The Company sells its products in the major areas of construction markets in certain states of the eastern half of the United States. Approximately 90% of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the construction industry economics prevailing in these areas; however, concentration of credit risk with respect to trade accounts receivable is limited due to the large number of customers comprising the Company's customer base and no one customer comprises more than 1% of annual sales. The Company performs ongoing credit evaluations of its customers and in certain situations obtains collateral sufficient to protect its credit position. The Company maintains reserves for potential credit losses, and such losses have been within management's expectations.

NOTE 10 -- SUPPLEMENTAL CASH FLOWS INFORMATION

     The following is a reconciliation of net income to net cash provided by (used in) operating activities:

                                                               FISCAL YEARS ENDED
                                                          -----------------------------
                                                           1996       1995       1994
                                                          -------   --------   --------
Net income..............................................  $23,206   $ 15,881   $  9,727
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation.......................................    9,342      8,815      7,596
     Amortization.......................................    1,930        839        762
     Provision for doubtful accounts....................    1,907      1,415      2,229
     Gain on sale of property and equipment.............     (589)      (286)      (428)
     Undistributed (earnings) losses of affiliate.......      115       (139)      (171)
     Treasury shares contributed to employee benefit
       plan.............................................       --        500         --
     Changes in assets and liabilities, net of effects
       of business acquisitions:
       (Increase) decrease in --
          Accounts receivable...........................  (12,287)   (16,069)   (17,184)
          Inventories...................................   (9,183)   (22,278)    (5,404)
          Other current assets..........................   (3,619)    (3,016)      (632)
          Other assets..................................   (1,090)      (390)       168
       Increase (decrease) in --
          Accounts payable and accrued expenses.........   11,236     18,950      3,548
          Accrued interest and income taxes.............   (2,001)     2,845       (718)
          Other noncurrent liabilities..................      225        397        178
       Increase in deferred income taxes................   (1,843)    (3,797)      (655)
                                                          -------   --------   --------
Net cash provided by (used in) operating activities.....  $17,349   $  3,667   $   (984)
                                                          =======   ========   ========

                              HUGHES SUPPLY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NONCASH INVESTING AND FINANCING ACTIVITIES

     The net assets acquired and consideration for acquisitions accounted for as purchases are summarized below:

                                                                FISCAL YEARS ENDED
                                                            ---------------------------
                                                             1996      1995      1994
                                                            -------   -------   -------
Fair value of:
  Assets acquired.........................................  $22,600   $28,396   $ 8,421
  Liabilities assumed.....................................   (9,369)   (7,269)   (4,487)
                                                            -------   -------   -------
Purchase price............................................  $13,231   $21,127   $ 3,934
                                                            =======   =======   =======

     Consideration in fiscal 1996 included 191,000 shares of common stock (fair value $3,222). Consideration in fiscal 1995 included 249,000 shares of common stock (fair value $4,286), a note for $1,525 and amounts payable of $4,217.

     Additional common stock was issued in fiscal year 1995 upon the conversion of $22,889 convertible subordinated debentures.

NOTE 11 -- SUBSEQUENT EVENTS (UNAUDITED)

     On May 13, 1996, the Company acquired substantially all of the assets, properties and business of PVF Holdings, Inc. and its subsidiaries ("PVF"). The aggregate consideration paid was approximately $108,832. The following table reflects the unaudited pro forma combined results of operations, assuming the PVF acquisition had occurred at the beginning of fiscal 1996:

                                                              FISCAL YEAR ENDED
                                                              JANUARY 26, 1996
                                                              -----------------
Net sales...................................................     $1,351,605
Net income..................................................         35,346
Earnings per share:
  Primary...................................................           3.82
  Fully diluted.............................................           3.78

     The pro forma information does not purport to be indicative of the results which actually would have occurred had the PVF acquisition occurred at the beginning of fiscal 1996, or of results which may occur in the future.

     In May 1996, the Company sold in a public offering 1,486,989 shares of its common stock which generated net proceeds of approximately $48,197. On May 29, 1996, the Company issued $98,000 of senior notes in a private placement in connection with the acquisition of PVF. Proceeds received by the Company in the private placement of the senior notes and the sale of the Company's common stock were used to partially fund the PVF acquisition and to reduce indebtedness outstanding under the Company's revolving credit facility and line of credit agreement.

                              HUGHES SUPPLY, INC.

            SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS -- (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              OCTOBER 31,    JANUARY 26,
                                                                 1996           1996
                                                              -----------    -----------
                                                                              (NOTE 2)
                                         ASSETS
Current Assets:
  Cash and cash equivalents.................................   $  3,423       $  3,644
  Accounts receivable, less allowance for losses of $8,611
     and $4,868.............................................    215,126        155,702
  Inventories...............................................    224,209        167,138
  Deferred income taxes.....................................     12,346         10,501
  Other current assets......................................     10,907         16,737
                                                               --------       --------
          Total current assets..............................    466,011        353,722
Property and Equipment, Net.................................     69,671         62,751
Excess of Cost over Net Assets Acquired.....................     80,239         16,637
Deferred Income Taxes.......................................      3,028          2,436
Other Assets................................................      6,179          5,249
                                                               --------       --------
                                                               $625,128       $440,795
                                                               ========       ========
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.........................   $  1,616       $  3,238
  Accounts payable..........................................    120,319        102,262
  Accrued compensation and benefits.........................     16,921         13,551
  Other current liabilities.................................     23,971         17,525
                                                               --------       --------
          Total current liabilities.........................    162,827        136,576
Long-Term Debt..............................................    194,755        131,682
Other Noncurrent Liabilities................................      2,119          1,771
                                                               --------       --------
          Total liabilities.................................    359,701        270,029
                                                               --------       --------
Commitments and Contingencies
Shareholders' Equity:
  Preferred Stock...........................................         --             --
  Common Stock -- 11,300,698 and 8,465,662 shares issued and
     outstanding............................................     11,301          8,466
  Capital in excess of par value............................    104,537         40,048
  Retained earnings.........................................    149,589        122,252
                                                               --------       --------
          Total shareholders' equity........................    265,427        170,766
                                                               --------       --------
                                                               $625,128       $440,795
                                                               ========       ========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                              HUGHES SUPPLY, INC.

         SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME -- (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                NINE MONTHS ENDED
                                                                   OCTOBER 31,
                                                              ----------------------
                                                                 1996         1995
                                                              ----------    --------
Net Sales...................................................  $1,150,670    $938,481
Cost of Sales...............................................     914,270     750,121
                                                              ----------    --------
Gross Profit................................................     236,400     188,360
                                                              ----------    --------
Operating Expenses:
  Selling, general and administrative.......................     177,694     147,724
  Depreciation and amortization.............................      10,638       7,772
  Provision for doubtful accounts...........................       2,701       2,454
                                                              ----------    --------
          Total operating expenses..........................     191,033     157,950
                                                              ----------    --------
Operating Income............................................      45,367      30,410
                                                              ----------    --------
Non-Operating Income and (Expenses):
  Interest and other income.................................       4,665       3,834
  Interest expense..........................................      (9,603)     (7,133)
                                                              ----------    --------
                                                                  (4,938)     (3,299)
                                                              ----------    --------
Income Before Income Taxes..................................      40,429      27,111
Income Taxes................................................      15,293       8,980
                                                              ----------    --------
Net Income..................................................  $   25,136    $ 18,131
                                                              ==========    ========
Earnings Per Share:
  Primary...................................................  $     2.46    $   2.13
                                                              ==========    ========
  Fully diluted.............................................  $     2.45    $   2.12
                                                              ==========    ========
Average Shares Outstanding:
  Primary...................................................      10,208       8,499
                                                              ==========    ========
  Fully diluted.............................................      10,242       8,555
                                                              ==========    ========
Unaudited Pro Forma Net Income..............................  $   24,332    $ 16,083
                                                              ==========    ========
Unaudited Pro Forma Earnings Per Share:
  Primary...................................................  $     2.38    $   1.89
                                                              ==========    ========
  Fully diluted.............................................  $     2.38    $   1.88
                                                              ==========    ========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                              HUGHES SUPPLY, INC.

       SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS -- (UNAUDITED)
                                 (IN THOUSANDS)

                                                                   NINE MONTHS ENDED
                                                              ----------------------------
                                                              OCTOBER 31,      OCTOBER 31,
                                                                 1996             1995
                                                              -----------      -----------
Increase (Decrease) in Cash and Cash Equivalents:
  Cash flows from operating activities:
     Cash received from customers...........................  $ 1,112,764       $ 913,089
     Cash paid to suppliers and employees...................   (1,085,918)       (885,596)
     Interest received......................................        2,967           2,538
     Interest paid..........................................       (6,564)         (6,866)
     Income taxes paid......................................      (15,269)        (11,158)
                                                              -----------       ---------
       Net cash provided by operating activities............        7,980          12,007
                                                              -----------       ---------
  Cash flows from investing activities:
     Capital expenditures...................................      (11,824)         (9,652)
     Proceeds from sale of property and equipment...........        1,721           1,195
     Business acquisitions, net of cash.....................      (89,952)         (6,945)
                                                              -----------       ---------
       Net cash used in investing activities................     (100,055)        (15,402)
                                                              -----------       ---------
  Cash flows from financing activities:
     Net borrowing (repayment) under short-term debt
       arrangements.........................................      (35,182)         10,697
     Principal payments on:
       Long-term notes......................................      (14,266)         (5,417)
       Capital lease obligations............................         (843)           (598)
     Proceeds from issuance of long-term debt...............       98,000              --
     Net proceeds from sale of common stock.................       48,197              --
     Proceeds from stock options exercised..................          869           1,036
     Purchase of common shares..............................         (395)           (409)
     Dividends paid.........................................       (4,526)         (3,896)
                                                              -----------       ---------
       Net cash provided by financing activities............       91,854           1,413
                                                              -----------       ---------
Net Decrease in Cash and Cash Equivalents...................         (221)         (1,982)
Cash and Cash Equivalents, beginning of period..............        3,644           3,774
                                                              -----------       ---------
Cash and Cash Equivalents, end of period....................  $     3,423       $   1,792
                                                              ===========       =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                              HUGHES SUPPLY, INC.

     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. In the opinion of the Company, the accompanying unaudited supplemental consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of October 31, 1996, the results of operations for the nine months ended October 31, 1996 and 1995, and cash flows for the nine months then ended. The supplemental financial statements have been restated to give effect to the business combinations between the Company and PPSC, Sunbelt and the Metals Group consummated after October 31, 1996 and accounted for as poolings of interests (see Note 2).

     The fiscal year of the Company is a 52 or 53-week period ending on the last Friday in January. Fiscal year 1997 will be a 53-week period while fiscal year 1996 was a 52-week period. The nine months ended October 31, 1996 and 1995 contained 40 and 39 weeks, respectively.

     The January 26, 1996 balance sheet contains certain reclassifications which were made to conform to the October 31, 1996 financial statement format. None of these reclassifications affected net income or shareholders' equity.

2. On April 26, 1996 the Company acquired all the common stock of ELASCO in exchange for 490,161 shares of the Company's common stock. ELASCO is a wholesale distributor of electric utility supplies and equipment with three branches in Illinois and Ohio.

     On December 11, 1996 the Company acquired all the common stock of PPSC in exchange for 155,556 shares of the Company's common stock. PPSC is a wholesale distributor of water and sewer supplies and equipment with one outlet in West Virginia.

     On December 30, 1996 the Company acquired all the common stock of Sunbelt in exchange for 483,882 shares of the Company's common stock. Sunbelt is a wholesale distributor of industrial valves, flanges and fittings with nine outlets in Texas, Louisiana, Virginia and Florida.

     On January 24, 1997 the Company acquired all the common stock of the Metals Group in exchange for 537,601 shares of the Company's common stock. The Metals Group is a wholesale distributor of stainless steel, high temperature and corrosion resistant pipe, bar and flat products with three outlets in Oklahoma, Alabama and Missouri.

     The above transactions have been accounted for as poolings of interests and, accordingly, the consolidated financial statements for the periods presented have been restated to include the accounts of ELASCO, PPSC, Sunbelt and the Metals Group. ELASCO's, PPSC's, Sunbelt's and the Metals Group's fiscal year ends have been changed to the last Friday in January to conform to the Company's fiscal year end.

3. On May 13, 1996, the Company acquired substantially all of the assets, properties and business of PVF. The aggregate consideration paid was $108,832 consisting of cash in the amount of $81,917, the issuance of 737,645 shares of common stock having an agreed-upon value of $27.763 per share and the assumption of $6,436 of bank debt. PVF distributes stainless steel pipe, valves and fittings from 16 locations nationwide, and had sales of approximately $110,000 for calendar year 1995. The transaction has been accounted for as a purchase and the results of operations of PVF from the date of acquisition are included in the consolidated financial statements. The excess of cost over net assets acquired is being amortized over 15 years by the straight-line method.

                              HUGHES SUPPLY, INC.

     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (UNAUDITED)
                                  (CONTINUED)

     The following table reflects the pro forma combined results of operations, assuming the PVF acquisition had occurred at the beginning of each period presented:

                                                                 NINE MONTHS ENDED
                                                                    OCTOBER 31,
                                                              -----------------------
                                                                 1996         1995
                                                              ----------   ----------
Net sales...................................................  $1,183,745   $1,022,957
Net income..................................................      27,451       27,086
Earnings per share:
  Primary...................................................        2.61         2.93
  Fully diluted.............................................        2.60         2.91

     The past and future financial performance of PVF will be directly influenced by the cost of stainless steel and nickel alloy which as a commodity item can and does fluctuate. Significant fluctuations in the prices of stainless steel and nickel alloy which have occurred in the first nine months of each period presented have resulted in gross margins for PVF of 29.6% for the first nine months of fiscal 1997 compared to 38.2% for the first nine months of fiscal 1996 included in the pro forma information above. As a result of the commodity price fluctuations and the fact that these significant price fluctuations could continue to create cyclicality in PVF's future operating performance, management believes that the pro forma information is not necessarily indicative of future performance.

4. On May 29, 1996 the Company issued $98,000 of senior notes in a private placement in connection with the acquisition of PVF. The notes mature in 2011, bear interest at 7.96% and will be payable in 20 equal semi-annual payments beginning in 2001. In May, 1996 the Company sold in a public offering 1,486,989 shares of its common stock which generated net proceeds of approximately $48,197. Proceeds received by the Company in the private placement of the senior notes and the sale of the Company's common stock were used to partially fund the PVF acquisition (including satisfaction of the interim note payable to the sellers) and to reduce indebtedness outstanding under the Company's revolving credit facility and line of credit agreement.

5. In addition to the acquisitions discussed in Notes 2 and 3 above, during the nine months ended October 31, 1996, the Company acquired several wholesale distributors of materials to the construction industry for cash and stock. These acquisitions have been accounted for as purchases or immaterial poolings and did not have a material effect on the consolidated financial statements of the Company. Results of operations of these companies from their respective dates of acquisition have been included in the consolidated financial statements.

                              HUGHES SUPPLY, INC.

     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (UNAUDITED)
                                  (CONTINUED)

     The following is a reconciliation of net income to net cash provided by (used in) operating activities:

                                                               NINE MONTHS ENDED
                                                                  OCTOBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
Net income..................................................  $ 25,136    $ 18,131
  Adjustments to reconcile net income to net cash provided
     by
     (used in) operating activities:
     Depreciation...........................................     6,968       6,319
     Amortization...........................................     3,670       1,453
     Provision for doubtful accounts........................     2,701       2,454
     Gain on sale of property and equipment.................      (618)       (625)
     Undistributed (earnings) losses of affiliate...........       (42)         73
     Changes in assets and liabilities, net of effects of
       business acquisitions:
       (Increase) decrease in --
          Accounts receivable...............................   (38,944)    (26,136)
          Inventories.......................................    (6,340)      2,428
          Other current assets..............................     5,969       6,843
          Other assets......................................      (274)     (2,622)
       Increase (decrease) in --
          Accounts payable and accrued expenses.............     6,343       5,293
          Accrued interest and income taxes.................     5,500        (275)
          Other noncurrent liabilities......................       348         307
       Increase in deferred income taxes....................    (2,437)     (1,636)
                                                              --------    --------
Net cash provided by operating activities...................  $  7,980    $ 12,007
                                                              ========    ========